Exhibit 99.2
ANNUAL ISSUER’S CERTIFICATE
For Year Ended December 31, 2005

DAIMLERCHRYSLER AUTO TRUSTS

The undersigned, duly authorized representatives of DaimlerChrysler Financial Services Americas LLC (“DCFS”), as Administrator of the DaimlerChrysler Auto Trusts listed on Exhibit 1 (the “Issuers”), pursuant to the Indentures listed on Exhibit 1 (the “Agreements”), by and between the Indenture Trustees, and the Issuers listed on Exhibit 1, does hereby certify that:
1.	DCFS is, as of the date hereof, the Administrator of the Issuers.

2.	The undersigned are Officers of the Administrator and are duly authorized pursuant to the Agreements to execute and deliver this Certificate on behalf of the Issuer to the Indenture Trustee.

3.	A review of the activities of the Issuer during the calendar year ended December 31, 2005, and of their performance under the Agreements was conducted under our supervision.

4.	Based on such review, the Issuer has, to the best of our knowledge, complied in all material respects with all conditions and covenants under the Agreements and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.	There were no defaults made by the Issuers in the performance of all conditions and covenants under the provisions of the Agreements during the year ended December 31, 2005.
Capitalized terms used but not defined herein are used as defined in the applicable Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March, 2006.

/s/ Andree Ohmstedt	/s/ Mark L. Davis

Andree Ohmstedt	Mark L. Davis
Vice President and Controller	Assistant Controller
Financial Reporting and Policy

Exhibit 1

Issuer	Indenture Dated	Indenture Trustee	Owner Trustee

DCAT 2001-B	June 1, 2001	Bank One, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2001-C	September 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2001-D	November 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2002-A	April 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2002-B	July 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2002-C	October 1, 2002	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2003-A	August 1, 2003	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2003-B	December 1, 2003	Deutsche Bank	Chase Manhattan Bank USA, National Association
DCAT 2004-A	March 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2004-B	July 1, 2004	JPMorgan Chase Bank	Deutsche Bank Trust Company Delaware
DCAT 2004-C	November 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA, National Association
DCAT 2005-A	January 1, 2005	Deutsche Bank	Chase Manhattan ank USA, National Association
DCAT 2005-B	May 1, 2005	Citibank, N.A.	Deutsche Bank Trust Company Delaware